UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

FedEx Corporation

(Exact name of registrant as specified in its charter)

1-15829

(Commission File Number)

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in FedEx Corporation’s (“FedEx”) Form 8-K dated September 23, 2016 and filed on September 26, 2016, T. Michael Glenn will retire as FedEx’s Executive Vice President – Market Development & Corporate Communications, effective December 31, 2016. On December 21, 2016, FedEx entered into a consulting agreement with Mr. Glenn. A summary of the key terms of Mr. Glenn’s consulting agreement follows.

Term. The term of the agreement begins on January 1, 2017 and ends on December 31, 2021. The agreement may be terminated earlier by either party upon 90 days’ prior written notice.

Services Provided. Mr. Glenn will provide strategic marketing and communications advice as determined by, and upon the request of, FedEx’s Chairman and Chief Executive Officer. Mr. Glenn’s services will be limited to no more than 30 hours per month.

Payment for Services. On January 31, 2017, Mr. Glenn will receive $884,112. In addition, on the last day of each calendar quarter during the term of the agreement, beginning on March 31, 2017, Mr. Glenn will receive $54,800. During the term of the agreement, FedEx will also provide Mr. Glenn:

•	Reasonable administrative assistance in connection with his performance of consulting services;

•	Reimbursement for any required travel expenses on terms consistent with FedEx’s expense reimbursement policies and procedures;

•	Computer and communications equipment, systems and support on a basis similar to that provided to FedEx executive management;

•	Access to FedEx email on a basis consistent with that afforded to FedEx executive management; and

•	Home security monitoring services on a basis comparable to such services provided to Mr. Glenn at the time of the agreement and to those provided to FedEx executive management.

FedEx will reimburse Mr. Glenn for the costs of preparing and filing his 2016 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Glenn submits such request for reimbursement in writing no later than August 31, 2017. In addition, Mr. Glenn will be reimbursed for reasonable and necessary out-of-pocket expenses incurred in the performance of his consulting services on a basis consistent with that of FedEx executive management.

Non-Compete Agreement. During the term of the agreement, Mr. Glenn has agreed that he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, the United States Postal Service, United Parcel Service, Amazon.com or DHL, except with the prior written consent of FedEx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: December 22, 2016	By:	/s/ Christine P. Richards
Christine P. Richards Executive Vice President, General Counsel and Secretary